UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 10, 2014

 PRINCIPLED EQUITY MARKET FUND

 (Exact name of registrant as specified in its charter)

Massachusetts	811-08482	04-3306667
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 William Street
Wellesley, Massachusetts  02481
(Address of principal executive offices and zip code)

(239) 692-9154
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

As previously announced, the Principled Equity Market Fund (the “Fund”) received written notice from the Chicago Stock Exchange (“CHX” or “Exchange”) on February 10, 2014 informing the Fund that the Exchange was proposing to delist the Fund's shares because the Fund, despite recent increases in the number of its shareholders, has become so closely held and so thinly traded that the Exchange believed that it was no longer feasible to maintain a reasonable market in the shares of the Fund pursuant to CHX Article 22, Rule 22(b) and its Tier II maintenance standards.

On March 10, 2014, the Fund was notified by the Exchange that the delisting of the Fund’s shares from trading on the Exchange had become effective on that date.  As previously reported, management of the Fund is actively pursuing alternate means of facilitating a market in the Fund’s shares, including trading of the Fund’s shares on the OTC Bulletin Board and periodic tender offers.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Principled Equity Market Fund

By:	/S/ David W.C. Putnam
President and Secretary

Dated:  March 12, 2014